1: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 8, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Executive Officers

Effective January 8, 2007, the Board of Directors appointed Mr. Ayman Shahin as a Director and member of the Audit Committee. This brings the Board of Directors to five directors, three of whom are independent directors.

Currently Head of Treasury for ARY Traders, Dubai, U.A.E., Ayman Shahin has a strong understanding of financial and physical precious metals markets developed over a period of fifteen years from working with major bullion houses in four major centers for the industry - Toronto, New York, London and Dubai. Shahin has worked with Rudolf Wolff UK, Lehman Brothers Inc. NY, the Republic National Bank NY, and the Canadian Imperial Band of Commerce as a senior bullion dealer, proprietary trader, foreign exchange and bullion consultant variously. Shahin's educational background includes the CSC, COC and CFE from the Canadian Securities Institute, an MBA from the Monetary Institute of International Studies, and a Bachelor of Science.

Mr. Shahin has not been involved in any legal proceedings required to be reported hereunder. There are no family relationships among the directors and officers of the Company. There have been no transactions or proposed transactions between the Company and Mr. Shahin which would be required to be reported hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        KLONDIKE STAR MINERAL CORPORATION

January 11, 2007

Date                                                                                               Hans Boge, President